Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
for
Tender of Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
EMULEX CORPORATION
to
FIJI ACQUISITION CORPORATION
a wholly owned subsidiary of
BROADCOM CORPORATION
(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW
YORK CITY TIME, ON WEDNESDAY, JUNE 3, 2009 UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (the “Share Certificates”) evidencing shares of common stock, par value $0.10 per share, including the associated preferred stock purchase rights (the “Shares”), of Emulex Corporation, a Delaware corporation (the “Company”), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to BNY Mellon Shareowner Services, as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

BNY MELLON SHAREOWNER SERVICES

By Mail:	By Overnight Courier:	By Hand:
BNY Mellon Shareowner Services Corporate Action Division P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Corporate Action Division 27th Floor 480 Washington Blvd. Jersey City, NJ 07310	BNY Mellon Shareowner Services Corporate Action Division 27th Floor 480 Washington Blvd. Jersey City, NJ 07310

By Facsimile Transmission:
(For Eligible Institutions Only)
(201) 680-4626

To Confirm Facsimile Transmissions:
(201) 680-4860
(For Confirmation Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Fiji Acquisition Corporation, a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Broadcom Corporation, a California corporation (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 5, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (If Available):

☐ Check this box if Shares will be delivered by book-entry transfer:

Book-Entry Transfer Facility

Account No.

(Signature(s) of Holder(s))

Dated:  , 2009

(Name(s) of Record Holders (Please Type or Print))

(Address)

(Zip Code)

(Daytime Area Code And Telephone No.)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchanges Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary’s account at The Depository Trust Company, together with an Agent’s Message (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery (as defined in the Offer to Purchase) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:
(Please Type or Print)

Title:

Dated:  , 2009

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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